EXHIBIT 10.37

THIRD AMENDMENT TO THE
DEFERRED COMPENSATION AGREEMENT ENTERED INTO BY
HANCOCK FABRICS, INC. AND                    AS OF

THIS AMENDMENT to the deferred compensation Agreement entered into by Hancock Fabrics, Inc. (the “Company”) and _________ (the “Employee”) as of ________________, which Agreement has previously been amended (the “Agreement”), is made as of this ____ day of _________, 2011, by the Company and the Employee.

WITNESSETH:

WHEREAS, the Company and the Employee entered into the Agreement to provide certain deferred compensation benefits to the Employee; and

WHEREAS, the Company and the Employee now desire to amend the Agreement to clarify certain provisions of the Agreement and for other purposes;

NOW, THEREFORE, the Agreement hereby is amended as follows:

1.           Paragraph 15(b) of the Agreement is hereby amended by deleting the present paragraph in its entirety and substituting the following in lieu thereof:

“(b)           Notwithstanding anything in this Agreement to the contrary, if the Employee or such appointee as may have been designated pursuant to paragraph 10 of this Agreement (hereinafter Employee and such other person being collectively referred to as “Entitled Payee”) becomes entitled to begin receiving payments pursuant to this Agreement within two (2) years following the date of a “Change of Control” (as defined in subparagraph (d) of this paragraph 15), the Company shall pay to the Entitled Payee a single-sum payment in lieu of the monthly payments which the Entitled Payee is otherwise entitled to receive pursuant to this agreement.  Subject to paragraph 17, such single-sum payment shall be made on the date on which the first of such monthly payments was to be made to the Entitled Payee, and the amount of such single-sum payment shall be equal to the sum of each of the monthly payments to which the Entitled Payee is otherwise entitled to receive pursuant to this Agreement.”

2.           Paragraph 15(c) of the Agreement is hereby amended by deleting such paragraph in its entirety.

3.           Paragraph 15(d) of the Agreement is hereby amended by deleting such paragraph in its entirety and substituting the following in lieu thereof:

(b)
“As used herein, the term “Change in Control” means the occurrence of any of the following events, provided that, to the extent Section 409A is applicable, such event also constitutes a change in the ownership or effective control of the company or in the ownership of a substantial portion of the assets of the Company, each as defined for purposes of Section 409A of the Code:

i.
Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the then outstanding Voting Stock; provided, however, that the following events shall not constitute or result in a Change in Control: (A) any acquisition of Voting Stock directly from Company, (B) any acquisition of Voting Stock by Company, (C) any acquisition of Voting Stock by any employee benefit plan (or related trust, or any trustee or other fiduciary thereof in such capacity) sponsored or maintained by Company or any Subsidiary or (D) any acquisition of Voting Stock by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) below;

ii.
During any two-year period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company’s stockholders, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of Company In which such person is named as a nominee for director, without objection of Company, to such nomination) shall be considered as though such individual were an Incumbent Director, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as described in Rule 14a-12© of the Exchange Act) with respect to the election or removal of directors of other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

iii.
Consummation of a reorganization, merger of consolidation, or sale of other disposition of all or substantially all of the assets, of Company (a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of Company immediately prior to such Business combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns Company or all or substantially all of Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the voting Stock of Company (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust, of any trustee or other fiduciary thereof in such capacity) sponsored or maintained by Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, voting securities representing 15% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business combination except to the extent such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

iv.
Consummation by the Company of a plan of complete liquidation or dissolution of Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) or subsection (iii) above;

v.
For purposes of this section, “Voting Stock” means securities of the Company entitled to vote generally in the election of directors and “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.”

4.           The Agreement is hereby amended by adding a new Paragraph 18 reading as follows:

“18.  The Agreement shall at all times be interpreted and operated in good faith compliance in accordance with the requirements of Section 409A.  Any action that may be taken (and, to the extent possible, any action actually taken) by the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A.  Any provision in this Agreement that is determined to violate the requirements of Section 409A shall be void and without effect.  In addition, any provision that is required to appear in this Agreement in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and this Agreement shall be administered in all respects as if such provision were expressly set forth.”

5.           This Amendment shall be effective as of the date first written above.  Except as hereby expressly modified, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment on the date first written above, and the Employee has executed this Amendment on the date written above.

HANCOCK FABRICS, INC.

By:
Title:

[Employee]

By: